UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     November 21, 2003 (November 20, 2003)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 5.  Other Events

On November 20, 2003, Brown-Forman Corporation issued a press release announcing
(i) its regular quarterly cash dividend, (ii) a solicitation of shareholder consents to authorize additional shares and (iii) a 2-for-1 stock split. A copy of Brown-Forman Corporation's press release of November 20, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated November 20, 2003




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   November 21, 2003                 By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President, Senior Counsel
                                                & Assistant Corporate Secretary

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN PROPOSES 2-FOR-1 STOCK SPLIT & 13.3% INCREASE IN
THE COMMON STOCK DIVIDEND


Louisville, KY, September 25, 2003 - Directors of Brown-Forman Corporation today approved a 2-for-1 stock split for all shares of Class A and Class B common stock, to be paid in the form of a stock dividend. The Board of Directors will seek the consent of the company's stockholders to authorize the additional shares of both classes of stock necessary to carry out this stock split. Following that approval, the company will distribute one additional share of Brown-Forman common stock for each share of Class A and Class B common stock outstanding. This distribution would be made to stockholders of record at the close of business on the date the company's certificate of incorporation is amended to reflect the increased number of shares, which is expected to be on or about January 8, 2004.

The Board of Directors also approved a 13.3% increase in its regular quarterly cash dividend, from 37.5 cents to 42.5 cents per share, before considering the effect of the stock split. Stockholders of record on December 5, 2003 will receive the 42.5 cent per share cash dividend on or about January 2, 2004. Assuming the stockholders approve the 2-for-1 stock split, subsequent quarterly cash dividend payments and earnings per share amounts will be restated to reflect the stock split.

Owsley Brown, Chairman and Chief Executive Officer, stated, "We are pleased to propose this stock split and significantly increase our quarterly dividend. Both transactions indicate Brown-Forman's confidence in its ability to generate sustainable growth in earnings and cash flow. The dividend increase reflects both stronger company earnings per share and the reduction in tax rates on cash dividends." Brown-Forman has paid regular quarterly cash dividends for 58 consecutive years.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware and Hartmann Luggage.